SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

              (Date of earliest event reported): June 28, 2002

                       HUNTSMAN POLYMERS CORPORATION
                       -----------------------------
           (Exact name of Registrant as specified in its charter)

     DELAWARE                     1-9988                       75-2104131
-------------------        -------------------            --------------------
     State of              Commission File No.             IRS Employer
   Incorporation                                           Identification No.


                500 Huntsman Way, Salt Lake City, Utah 84108
           -----------------------------------------------------
        (Address of principal executive offices, including zip code)

                               (801) 584-5700
           -----------------------------------------------------
            (Registrant's telephone number, including area code)

                                    N/A
           -----------------------------------------------------
       (Former name or former address, if changed since last report)


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Item 5.     Other Events

            In December 2001, Huntsman Corporation, the indirect parent of Huntsman Polymers Corporation (the "Company"), entered into an Amendment Agreement with the lenders under its bank credit facilities under which the lenders agreed to waive certain defaults of Huntsman Corporation, including certain defaults due to the failure to make scheduled interest payments pursuant to the indentures governing Huntsman Corporation's outstanding 9 1/2% Senior Subordinated Notes due 2007 and Senior Subordinated Floating Rate Notes due 2007 (collectively, the "Corporation Notes"), and forbear from exercising remedies until June 30, 2002. On June 28, 2002, these lenders agreed to extend the forbearance period until August 15, 2002. The Amendment Agreement contains a condition that would cause the forbearance period to terminate if Huntsman Corporation makes any interest payments on the Corporation Notes or if the Company makes any interest payments on its outstanding 11 3/4% Senior Notes due 2004. Huntsman Corporation is currently in discussions with the lenders concerning an amendment and restatement of its credit facilities.


Item 7.     Financial Statements and Exhibits

            None.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           By: /s/ J. Kimo Esplin
                                              --------------------------------
                                              Name:   J. Kimo Esplin
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

Dated:  June 30, 2002